UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Claymore Exchange-Traded Fund Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)
2455 Corporate West Drive, Lisle, Illinois (Address of principal executive offices)	60532 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  [  ]

Securities Act registration statement file number to which this form relates:  333-134551; 811-21906.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.                      Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, without par value, of Claymore Exchange-Traded Fund Trust (the “Trust”) to be registered hereunder for Guggenheim BulletShares 2019 High Yield Corporate Bond ETF and Guggenheim BulletShares 2020 High Yield Corporate Bond ETF, each a series of the Trust, is set forth in Post-Effective Amendment Nos. 277 and 280 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-134551; 811-21906), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust’s series to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Guggenheim BulletShares 2019 High Yield Corporate Bond ETF	27-3851830
Guggenheim BulletShares 2020 High Yield Corporate Bond ETF	27-3851859

Item 2.                      Exhibits

1. The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(2) to Post-Effective Amendment No. 74 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on May 21, 2009.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on September 15, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLAYMORE EXCHANGE-TRADED FUND TRUST

Date: September 20, 2013	By: /s/ Donald C. Cacciapaglia

Donald C. Cacciapaglia

Chief Executive Officer

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